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                                                                    Exhibit 23.1




CONSENT OF INDEPENDENT AUDITORS


Burnham Pacific Properties, Inc.

We consent to the incorporation by reference in Registration Statement No. 333-10559 on Form S-8, and 33-68712 on Form S-3 of Burnham Pacific Properties, Inc. of our report dated February 28, 1996 appearing in this Annual Report on Form 10-K of Burnham Pacific Properties, Inc. for the year ended December 31, 1996.



//Deloitte & Touche, LLP//

March 24, 1997
San Diego, California